Exhibit 10.3

Execution Version

ASSIGNMENT AND ASSUMPTION OF AMENDED AND RESTATED

REFINED PRODUCTS PIPELINES AND TERMINALS AGREEMENT

This Assignment and Assumption of Amended and Restated Refined Products Pipelines and Terminals Agreement (this “Assignment”) is made and entered into on this 22nd day of February, 2016 to be effective as of 12:01 a.m. Central Time on such date (the “Effective Time”), by and among HOLLY ENERGY PARTNERS – OPERATING, L.P., a Delaware limited liability company (“Assignee”), on the one hand, HEP PIPELINE ASSETS, LIMITED PARTNERSHIP, a Delaware limited partnership (“HEP Pipeline Assets”), HEP PIPELINE, L.L.C., a Delaware limited liability company (“HEP Pipeline”), HEP REFINING ASSETS, L.P., a Delaware limited partnership (“HEP Refining Assets”), HEP REFINING, L.L.C., a Delaware limited liability company (“HEP Refining”), HEP MOUNTAIN HOME, L.L.C., a Delaware limited liability company (“HEP Mountain Home”), and HEP WOODS CROSS, L.L.C., a Delaware limited liability company (“HEP Woods Cross,” and together with HEP Pipeline Assets, HEP Pipeline, HEP Refining Asset, HEP Refining, and HEP Mountain Home, the “Assignors”).

Recitals:

A. In connection with that certain Amended and Restated Refined Product Pipelines and Terminals Agreement, dated as of December 1, 2009 to be effective February 1, 2009, as amended by that certain First Amendment to the Amended and Restated Refined Products Pipelines and Terminals Agreement dated as of November 7, 2013 to be effective as of September 30, 2013 (the “Restated Pipelines and Terminals Agreement”) by and among Assignee and the Assignors, on the one hand, and HollyFrontier Refining & Marketing LLC (“HFRM”) (as successor-in-interest to HollyFrontier Navajo Refining LLC fka Navajo Refining Company, L.L.C. and HollyFrontier Woods Cross Refining LLC fka Holly Refining & Marketing Company – Woods Cross LLC pursuant to that certain Assignment and Assumption Agreement (Amended and Restated Refined Product Pipelines and Terminals Agreement) effective as of January 1, 2011), on the other hand, Assignee and the Assignors agreed to provide certain transportation and terminalling services to HFRM, and the parties agreed to a Minimum Revenue Commitment, as defined in the Restated Pipelines and Terminals Agreement, on the part of HFRM.

B. Each of the Assignors desires to assign to Assignee, as of the Effective Date, all of its respective right, title, and interest in, to, and under the Restated Pipelines and Terminals Agreement, and Assignee desires to receive from the Assignors such assignment and to assume each and all of the obligations of the Assignors under the Restated Pipelines and Terminals Agreement to be performed following the Effective Time.

Agreement:

NOW, THEREFORE, for good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the Assignors and Assignee hereby agree as follows:

1. Recitals. The Recitals set forth above are hereby incorporated herein and made a part of this Assignment by reference.

2. Assignment. The Assignors hereby assign and transfer to Assignee all of their respective right, title, and interest in, to, and under the Restated Pipelines and Terminals Agreement, effective as of the Effective Time.

3. Assumption. Assignee hereby accepts such assignment, and assumes and agrees to be solely responsible for the payment, performance, and discharge when due of all liabilities and obligations of the Assignors arising under the Restated Pipelines and Terminals Agreement from and after the Effective Time.

4. Guaranties by HEP. Holly Energy Partners, L.P. (“HEP”) hereby acknowledges and agrees that for purposes of Sections 9(b), 9(c) and 14 of the Restated Pipelines and Terminals Agreement, HEP’s obligations will continue after the Effective Time, and following the Effective Time such guarantee shall apply to and include the obligations assigned hereunder by the Assignors and assumed hereunder by Assignee.

5. Further Assurances. Each party hereto covenants and agrees that, subsequent to the execution and delivery of this Assignment and without any additional consideration, each party hereto will execute and deliver any further legal instruments and perform any acts that are or may become necessary to effectuate the purposes of this Assignment.

6. Binding Effect. This Assignment is binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

7. Governing Law. This Assignment shall be governed by, and construed in accordance with, the laws of the State of Texas, without reference to the principles of conflicts of laws or any other principle that could result in the application of the laws of any other jurisdiction.

8. Counterparts. This Assignment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

9. Captions. The captions section numbers in this Assignment are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Assignment.

[Signatures to Follows]

IN WITNESS WHEREOF, the foregoing parties have caused this Assignment to be executed by its duly authorized representative to be effective as of the Effective Time.

ASSIGNORS:

HEP PIPELINE ASSETS, LIMITED PARTNERSHIP

By:	HEP Pipeline GP, L.L.C., its General Partner

	By:	/s/ Michael C. Jennings
	Name:	Michael C. Jennings
	Title:	Chief Executive Officer

HEP PIPELINE, L.L.C.
HEP REFINING, L.L.C.
HEP MOUNTAIN HOME, L.L.C.
HEP WOODS CROSS, L.L.C.

By:	Holly Energy Partners – Operating, L.P., its Sole Member

	By:	/s/ Michael C. Jennings
	Name:	Michael C. Jennings
	Title:	Chief Executive Officer

HEP REFINING ASSETS, L.P.

By:	HEP Refining GP, L.L.C., its General Partner

	By:	/s/ Michael C. Jennings
	Name:	Michael C. Jennings
	Title:	Chief Executive Officer

ASSIGNEE:

HOLLY ENERGY PARTNERS – OPERATING, L.P.

By:	/s/ Richard L. Voliva III
Name:	Richard L. Voliva III
Title:	Vice President and Chief Financial Officer

[Signature Page to Assignment and Assumption Agreement]

ACKNOWLEDGED AND AGREED
FOR PURPOSES OF SECTION 4:

HOLLY ENERGY PARTNERS, L.P.

By:	HEP Logistics Holdings, L.P.,
its General Partner

By:	Holly Logistic Services, L.L.C.,
its General Partner

By:	/s/ Michael C. Jennings
Michael C. Jennings
Chief Executive Officer

[Signature Page to Assignment and Assumption Agreement]